EXHIBIT 10.4

                        SUPPLY AND REQUIREMENTS AGREEMENT

                       H. H. BROWN SHOE TECHNOLOGIES, INC.
                            d/b/a/ DICON TECHNOLOGIES

                                       and

                              RSI ENTERPRISES, INC.

                                  Prepared by:

                              Daniel H. Bobis, Esq.
                           Lerner, David, Littenberg,

                             Krumholz & Mentlik, LLP
                           Westfield, New Jersey 07090

                              Alan H. Kaplan, Esq.
                                     Counsel

                              RSI Enterprises, Inc.

                                  July 1, 2001

                                   SUPPLY AND
                             REQUIREMENTS AGREEMENT

Agreement made as of the 1st day of July 2001 between:

                       H.H. BROWN SHOE TECHNOLOGIES, INC.

                            D/B/A DICON TECHNOLOGIES

a Delaware Corporation
having a place of business at
3-00 Banta Place
Fair Lawn, NJ 07410

hereinafter DICON, and

                              RSI ENTERPRISES, INC.

A Delaware Corporation Having a place of business at 183 Madison Ave, Suite 803
New York, NY 10016

hereinafter RSI.

                                    STATEMENT

DICON is a developer and manufacturer of HYDROPHILIC FOAM MATERIALS manufactured in sized sheets, rolls of defined thickness and shaped foam products which have uses in many applications, and are sold internationally with the trademark "DRYZ" affixed thereto, as shown in EXHIBIT A, attached.

DICON is the owner of substantial technology, issued and pending U.S. and Foreign Patents, technological know-how and proprietary information all relating to said hydrophilic foam materials and their applications.

DICON has developed a molded hydrophilic foam product with superabsorbent polymer and detergents, soaps and waxes which is adapted for use as an absorbing and cleaning sponge product, hereinafter referred to as the DICON PRODUCTS and more fully defined, below, and on which an application for U.S. Letters Patent will or has been filed.

RSI is engaged in the promotion, merchandising, marketing, offering for sale and sale of cleaning products and it markets and sells such cleaning products, directly and through dealers and distributors, to the purchasing public.

RSI desires to acquire an exclusive right to use the DICON PRODUCTS as defined herein on and in connection with the advertising, promotion and marketing of their cleaning products, and DICON is willing to grant such exclusive right to RSI in this specific field of use defined below, all on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable considerations, the receipt of which is acknowledged between the parties, it is mutually covenanted and agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 "DRYZ" is a trademark of DICON on which applications for U.S. Trademark Registrations have been filed with the U.S. Patent and Trademark Office, as identified on EXHIBIT A attached and referred as the "DICON TRADEMARK".

1.2 DICON PRODUCTS as used herein means a hydrophilic foam material which includes, at least one superabsorbent polymer and combinations of detergents and/or soaps or waxes as shown and disclosed in pending provisional application bearing Application No. ____________ filed ____________ which is incorporated by reference and made part hereof, a copy of which and a copy of the corresponding Utility Application thereon when filed, will be furnished under conditions of confidentiality to RSI.

1.3 "RSI SPONGE PRODUCTS" as used herein shall mean molded sponge products made of the DICON PRODUCTS used for cleaning and polishing land, sea and air transportation vehicles.

1.4 "CONFIDENTIAL INFORMATION" as used herein shall mean certain trade secrets and proprietary and confidential technical and business information including all information, data and materials concerning current, future or proposed equipment, materials, apparatus, processes, formulations, techniques, drawings, specifications, production quantities, costs, suppliers, customers, know-how and the like which is disclosed by one party of the other and all analyses, compilations, studies, prototypes or other documents or materials prepared by the receiving party which may incorporate CONFIDENTIAL INFORMATION.

1.5 "ANNUAL PERIOD" as used herein shall mean twelve (12) months, and the first ANNUAL PERIOD of this Agreement shall commence on July 1, 2001 and extend to June 30, 2002, and successive ANNUAL PERIODS shall run from anniversary to anniversary of said first ANNUAL PERIOD.

1.6 "FORCE MAJEURE" as used herein shall mean delays resulting from causes beyond the reasonable control of DICON and/or RSI including, but not limited to, fire, riots, strikes, the exercise of civil or military authority, insurrection, embargoes, shortages in transportation equipment, wrecks and delays of subcontractors or suppliers which result from the same or similar conditions.

                                   ARTICLE II
                                    THE GRANT

2.1 As long as this Agreement is in force, DICON grants to RSI an exclusive worldwide right in the field of land, sea and air transportation vehicles to use the DICON PRODUCTS, as defined herein, on and in connection with the advertising, promotion, manufacture, distribution, offering for sale and sale of RSI SPONGE PRODUCTS.

2.2 RSI agrees to use commercially reasonable diligence in commencing the use, distribution and/or offering for sale and sale of the RSI SPONGE PRODUCTS as herein defined using the DICON PRODUCTS as above granted for this exclusive field of use.

2.3

(a) The parties acknowledge that each possess certain CONFIDENTIAL INFORMATION which involves valuable property rights, and such CONFIDENTIAL INFORMATION may be disclosed by each party to the other incident to this Agreement.

(b) Each party agrees to keep in strictest confidence and not:

(i) use for its own purposes or other than for the sole benefit of the disclosing party; or

(ii) disclose or make available to any third party the disclosing party's CONFIDENTIAL INFORMATION.

(c) CONFIDENTIAL INFORMATION may be disclosed only to those employees of the receiving party who:

(i) reasonably require access to such information for the purposes contemplated hereby;

(ii) have been informed of the confidential nature of the CONFIDENTIAL INFORMATION; and

(iii) have been directed to act in accordance with the terms and conditions of this Agreement.

(d) Notwithstanding the foregoing, nothing herein shall limit the disclosure of such CONFIDENTIAL INFORMATION which:

(i) is legally in the possession of the receiving party or its employees prior to receipt thereof from the disclosing party and the receiving party can demonstrate this; or

(ii) was or enters into the public domain in substantially the same form through no fault of the receiving party or its employees; or

(iii) is disclosed to the receiving party without restrictions or breach of any duty of confidentiality by the third party who has the right to make such disclosure; or

(iv) is independently developed by or for the receiving party without reference to the disclosing party's CONFIDENTIAL INFORMATION and the receiving party can demonstrate this; or

(v) after the end of the fifth (5th) ANNUAL PERIOD following termination of this Agreement for any reason.

(e) If the receiving party is required by law or legal to disclose any CONFIDENTIAL INFORMATION, the receiving party shall provide prompt notice of such to the disclosing party so that legal protection for the CONFIDENTIAL INFORMATION may be sought. In the event such protection is not obtained, the receiving party's compliance with the non-disclosure provisions of this Agreement, to the extent required to comply with such law or legal process, shall be waived.

(f) All CONFIDENTIAL INFORMATION and any copies or derivatives thereof in whatever form shall be returned to the disclosing party upon its request or upon completion or termination of this Agreement.

(g) No rights or obligations other than those expressly stated herein shall be implied from this Agreement. In particular, except as provided herein, no license or other right is hereby granted, either expressed or implied, to the receiving party:

(i) with respect to the CONFIDENTIAL INFORMATION of the disclosing party; or

(ii) under any patent, patent application, copyright, trademark or other proprietary right now or hereafter owned or controlled by the disclosing party.

(h) Each party acknowledges that money damages would not be an adequate remedy for breach of this Agreement and agrees that the disclosing party shall be entitled to seek specific performance, in addition to such other remedies as may be available at law or in equity, for any such breach.

                                   ARTICLE II
                                  CONSIDERATION

3.1 So long as this Agreement is in force between the parties, and subject to the limitations set forth herein, RSI agrees to purchase all their requirements for the DICON PRODUCTS for the fields of use described in paragraph 2.1, and DICON agrees to supply such DICON PRODUCTS to RSI in the quantities, at the prices and other conditions of sale applicable to such purchases. 3.2

(a) For the exclusive right granted by DICON to RSI, and subject to the limitations as set forth herein, RSI shall purchase from DICON during each given ANNUAL PERIOD quantities of the RSI SPONGE PRODUCTS in accordance with the following schedule:

ANNUAL PERIOD              NUMBER OF RSI SPONGE PRODUCTS
-------------              -----------------------------
1st ANNUAL PERIOD                     250,000
2ND ANNUAL PERIOD                     500,000
 and each succeeding
3RD ANNUAL PERIOD                   1,000,000
and if RSI shall purchase such quantities of RSI SPONGE PRODUCTS from DICON for the above listed ANNUAL PERIODS that this Agreement is in force, then RSI shall have the option to extend this Agreement, for an additional two (2) successive years on the same terms and conditions by a notice in writing sent to DICON at least ninety (90) days prior to the end of the third ANNUAL PERIOD that this Agreement is in force.

(b) During the first ANNUAL PERIOD, the pricing for DICON PRODUCTS shall be as follows:


AGGREGATE RSI PURCHASE             PRICE PER RSI SPONGE PRODUCT
----------------------             ----------------------------
50,000 to 100,000                       $.817 SPONGE ONLY*
100,000 to 250,000                      $.795 SPONGE ONLY*
  Over 250,000                          $ .778 SPONGE ONLY*


and this pricing shall remain firm for the first ANNUAL PERIOD.

* (SPONGE ONLY SHALL INCLUDE ALL RAW MATERIALS AND LABOR TO MOLD).

(C) Beginning with the second ANNUAL PERIOD that this Agreement is in force, if the quantities of the purchases of RSI SPONGE PRODUCTS to be entered by RSI on DICON as above set forth to maintain the exclusive right granted herein for the second and each succeeding ANNUAL PERIOD thereafter shall fall below the quantity requirements either as set forth in clause 3.2(b) or as may be mutually modified by the parties, if RSI shall fail to cure such breach within thirty
(30) days after the end of such ANNUAL PERIOD, then RSI shall pay to DICON, as liquidated damages and not as a penalty and as DICON'S sole remedy for such breach, a dollar amount equivalent to $0.20 (20 cents) per RSI SPONGE PRODUCT on the remaining quantity of the RSI SPONGE PRODUCTS minimum due as herein provided for the given ANNUAL PERIOD in which any such breach may occur, and if RSI shall pay such liquidated damages, RSI shall retain the exclusive rights granted under
Section 2.1 for the next succeeding ANNUAL PERIOD. If RSI does not make such payment within thirty (30) days of the end of such ANNUAL PERIOD during which such breach shall have occurred, then DICON may, at its option, terminate or render this Agreement non-exclusive for the succeeding ANNUAL PERIODS. Further, RSI agrees that DICON shall incur no liability to RSI or any third party in privity with them by reason of the exercise of such option.

(a) Except as otherwise provided herein, the terms and conditions for the sale of RSI SPONGE PRODUCTS on purchase orders entered by RSI on DICON, such as warranties, pricing, etc., shall be the current terms and conditions applicable to such purchase orders entered by RSI on DICON as shown in EXHIBITS B and C attached. To the extent that any term or conditions contained in RSI's validly issued purchase order, which is accepted by DICON, shall conflict with a term or condition contained in this Agreement, then the term or condition contained in this Agreement shall control.

(b) DICON agrees to manufacture and sell such RSI SPONGE PRODUCTS according to the warranty set forth at EXHIBIT B attached, and the DICON PRODUCTS shall have the same standards and quality described in specifications furnished by DICON to RSI attached hereto as EXHIBIT C, and as also identified in samples presently furnished by DICON to RSI and such additional samples as may be provided by DICON and RSI during the life of this Agreement.

(c) Beginning with the second ANNUAL PERIOD, the pricing for the RSI SPONGE PRODUCTS to be sold by DICON to RSI is shown in EXHIBIT D attached provided further, however, that commencing with the second ANNUAL PERIOD and each successive ANNUAL PERIOD thereafter, so long as this Agreement remains in force, DICON shall have the right to adjust the pricing for such RSI SPONGE PRODUCTS by a sixty (60) day notice in writing sent prior to the commencement of each respective second or any successive ANNUAL PERIOD thereafter provided further that any price increases in accordance with this paragraph shall be based on bona fide increases for material and labor to DICON plus the appropriate markup for overhead caused thereby, but such increase not to exceed ten percent (10%) per ANNUAL PERIOD unless otherwise agreed on by the parties in writing.

3.4 DICON and RSI shall not be liable to each other for any delays caused by conditions of FORCE MAJEURE, and unless a given purchase order is cancelled by RSI, if deliveries shall be delayed due to such conditions of FORCE MAJEURE, the delivery schedule shall be adjusted in accordance with the period of time that the delay ensued due to such FORCE MAJEURE, and on the occurrence of such event or condition and the subsequent termination thereof, this shall be confirmed between the parties in writing to establish the period of delay applicable to each such given purchase order. If delivery delays caused by FORCE MAJEURE extend beyond ninety (90) days of expected delivery, RSI may, at its sole discretion, terminate this Agreement upon thirty (30) days written notice to DICON. In such case, neither party shall have further obligation to the other pursuant to this Agreement, except that RSI shall be obligated to make payment to DICON for DICON PRODUCTS received by RSI prior to the effective date of such termination.

                                   ARTICLE IV

                     DURATION, TERMINATION AND CANCELLATION

4.1 This Agreement shall be non-cancellable until the end of the first ANNUAL PERIOD; thereafter, unless sooner cancelled, terminated or extended by mutual agreement of the parties in writing and subject to the RSI option to extend the exclusive right as herein provided, this Agreement shall terminate at the end of the third ANNUAL PERIOD.

4.2

(a) After the first ANNUAL PERIOD, either party may terminate this Agreement for breach or default by the other party of any of the terms or conditions of this Agreement by a thirty (30) day notice in writing of the intention to terminate; however, the breaching party may cure any breach or default within such thirty
(30) day period, or such extensions thereof on which the parties mutually agree in writing, in which event such notice shall be null and void as if the same had not been sent.

(b) Further, it shall be a breach of this Agreement if RSI elects to purchase from third parties molded hydrophilic foam system products, as generally defined herein as RSI SPONGE PRODUCTS, without the consent of RSI in which event the non-breaching party shall have the right to terminate this Agreement or in the case of such a breach by RSI, DICON may render the same non-exclusive by a thirty (30) day notice in writing; however, the breaching party may cure this breach within such thirty (30) day period, or such extensions thereof on which the parties mutually agree in writing, in which event such notice shall be null and void as if the same had not been sent.

4.3 RSI shall have the right to terminate this Agreement as follows:

(a) for any breach or default by DICON of any of the terms or conditions of this Agreement by a thirty (30) day notice in writing of the intention to terminate sent by RSI to DICON. A breach shall include DICON'S failure to ship in a timely manner, a breach of the DICON warranty as set forth herein, failure of the DICON PRODUCTS to meet the specifications as provided at EXHIBIT C, or any increase in the price of the products other than as provided a Paragraph 3.3 (herein). However, DICON may cure such breach or default by remedying the same within the said thirty (30) day period, or such extensions thereof, on which the parties mutually agree in writing, in which event such notice shall be null and void as if the same had not been sent;

(b) at will and without cause upon the end of the second or any successive ANNUAL PERIOD that this Agreement is in force by a notice in writing of the intention to terminate, such notice to be given no less than sixty (60) days prior to the end of such ANNUAL PERIOD.

4.4 In the event of termination or cancellation by DICON or RSI and assuming DICON is not in a state of breach of this Agreement, RSI shall be obligated to pay and agrees to pay DICON on all purchase orders entered prior to the effective date of such termination or cancellation, even though the products on any such purchase orders are duly shipped and invoiced by DICON after the effective date of such termination or cancellation.

                                    ARTICLE V

                  ALTERNATE SOURCE OF SUPPLY FOR DICON PRODUCTS

5.1

(a) In the unfortunate event that DICON shall, at any time, for any reason including FORCE MAJEURE which lasts more than ninety (90) days, have difficulty in manufacturing or supplying to RSI the RSI SPONGE PRODUCTS as herein provided, such that DICON is unable to produce and deliver sufficient RSI SPONGE PRODUCTS for RSI's marketing, sales and distribution needs, in accordance with the shipping schedules in RSI's purchase orders. The parties shall mutually select and qualify at least one (1) third party having the ability to manufacture the quantity and quality of the RSI SPONGE PRODUCTS in accordance with the DICON quality standards and deliver the same timely in accordance with the terms of the RSI purchase orders and the terms and conditions of this Agreement.

(b) On the happening of any events as set forth at Paragraph 5.1 (a) either party may, by a five (5) day notice in writing to the other party, request that the parties meet to select and agree on a third party to be qualified by DICON for the purpose set forth in Paragraph 5.1(a).

5.2 Such third party when qualified shall be considered as the agent and distributor for DICON for this purpose and shall be subject to the control and direction of DICON, and this arrangement shall continue until such time as DICON shall again assume responsibility for the manufacture, supply and sale of the RSI SPONGE PRODUCTS in accordance with the terms and conditions of this Agreement. 5.3 RSI agrees that the qualification and performance by any party qualified by DICON to manufacture and supply the DICON PRODUCTS as set forth above shall not constitute a breach of the terms and conditions of this Agreement, and DICON shall incur no liability under any of the terms and conditions of either this Agreement arising out of either the qualification or the performance by any party qualified as above provided.

5.4 Other than the consideration as provided under the terms and conditions of this Agreement, RSI shall not be required to pay any additional consideration on orders for said RSI SPONGE PRODUCTS entered by RSI on any such party qualified to manufacture and supply such RSI SPONGE PRODUCTS solely to RSI.

                                   ARTICLE VI

                      PRODUCT LIABILITY AND OTHER PRODUCTS

6.1

(a) DICON shall indemnify and hold harmless RSI, and RSI's officers and directors and each of them, from and against any and all loss, damage and expense of any nature (including reasonable attorney's fees) arising out of or relating directly or indirectly to and including any claim, action, suit or proceeding alleging, infringement or violation of any patent of any third party. RSI agrees to promptly notify DICON in writing of any claim of such infringement and will render to DICON at DICON'S expense whatever information and assistance DICON may reasonably require in connection with such claim.

(b) In the event of any infringement claim, and if required by RSI, DICON shall do, at its option, one of the following: (i) modify the RSI SPONGE PRODUCTS so as to avoid infringement, provided it remains of substantially equivalent quality and purpose;

(ii) replace the same with a non-infringing product of substantially equivalent quality and purpose; (iii) procure for RSI the right to continue selling the RSI SPONGE PRODUCTS; or (iv) accept the return of the non consumed RSI SPONGE PRODUCTS and refund the total price paid for such returned products.

6.2 DICON agrees to save harmless and to indemnify RSI against any and all expenses, costs and reasonable attorney's fees on account of any injury, damage of any kind sustained by, or any damages awarded or assessed, or any other liability incurred by or imposed upon RSI which arise out of or in connection with or results from the manufacture of any RSI SPONGE PRODUCTS having or including the DICON PRODUCTS marketed, sold or distributed by RSI, in the event that any claim is made or any suit is instituted against RSI by reason of any defective manufacture of such RSI SPONGE PRODUCTS including such DICON PRODUCTS supplied by DICON to RSI, then DICON agrees to come in and defend RSI, at DICON'S own expense and to reimburse RSI for all expenses, costs, reasonable attorney's fees and awards and RSI agrees to give prompt notice of any such claim or suit and to forward all documents thereon to DICON and to provide all reasonable cooperation in the defense of any claim for which indemnification is required, provided the reasonable expenses for travel and related disbursements thereof is also assumed and paid for by DICON.

6.3 DICON may discharge its obligations under Paragraph 6.2 of this ARTICLE VI with respect to any personal injury or property damage arising out of the manufacturing of the RSI SPONGE PRODUCTS by PRODUCT LIABILITY INSURANCE in at least the amount of Two Million Dollars ($2,000,000) for bodily injury and Five Hundred Thousand Dollars ($500,000) property damage each occurrence, and DICON agrees to maintain the coverage described above during the term of this Agreement on claims arising from the manufacture of said RSI SPONGE PRODUCTS having or including DICON PRODUCTS and provided further that RSI shall be endorsed and protected under the same terms and conditions of such PRODUCT LIABILITY INSURANCE. On written request, DICON shall give written notice to RSI regarding endorsement of RSI on such PRODUCT LIABILITY INSURANCE.

6.4 RSI agrees to save harmless and to indemnify DICON against any and all expenses, costs and reasonable attorney's fees on account of any injury, damage of any kind sustained by, or any damages awarded or assessed, or any other liability incurred by or imposed upon DICON which arise out of or in connection with or results from the marketing use, distribution, advertising or promotional activities or sale or other disposition of any RSI SPONGE PRODUCTS having or including the DICON PRODUCTS marketed, sold or distributed by RSI, and in the event that any claim is made or any suit is instituted against DICON by reason of such marketing, use distribution, advertising or promotional activities or the sale or other distribution of any of such RSI SPONGE PRODUCTS including DICON PRODUCTS, supplied by DICON to RSI then RSI agrees to come in and defend DICON at RSI'S own expense and to reimburse DICON for all expenses, costs, reasonable attorney's fees and awards and DICON agrees to give prompt notice of any such claim or suit and to forward all documents thereon to RSI and to provide all reasonable cooperation in the defense of any claim for which indemnification is required, provided by reasonable expenses for travel and related disbursements thereof is also assumed and paid for by RSI.

6.5 RSI may discharge its obligations under Paragraph 6.4 of this ARTICLE VI with respect to any personal injury or property damage arising out of the marketing, use, sale, or other distribution, advertising or promotional activities of said RSI SPONGE PRODUCTS having or including DICON PRODUCTS by PRODUCT LIABILITY INSURANCE in at least the amount of Two Million Dollars ($2,000,000) for bodily injury and Five Hundred Thousand Dollars ($500,000) property damage each occurrence, and RSI agrees to maintain the coverage described above during the term of this Agreement on claims arising from the marketing, use, sale or other distribution, advertising or promotional activities of said RSI SPONGE PRODUCTS having or including DICON PRODUCTS and provided further that DICON shall be endorsed and protected under the same terms and conditions of such PRODUCT LIABILITY INSURANCE. On written request, RSI shall given written notice to DICON regarding endorsement of DICON on such PRODUCT LIABILITY INSURANCE.

                                   ARTICLE VII

                                   ARBITRATION

7.1 In the event that disputes arise under the terms of the Agreement on which there is a continuing disagreement for more than thirty (30) days, either party may elect by a thirty (30) day notice in writing to submit the matter to Arbitration. If the dispute is not settled within the said thirty (30) day period of such Notice, the following shall apply to such Arbitration:

(a) The Arbitration shall be conducted in Metropolitan New Jersey.

(b) The Arbitration shall be conducted in accordance with the Rules of the American Arbitration Association applicable to the dispute.

(c) The costs of the Arbitration shall be distributed equally, and each party shall otherwise bear their own additional or other expenses and attorney's fees.

(d) The Arbitration Tribunal hearing such Arbitration shall not have authority to award pecuniary or punitive damages and shall have authority to limit and control the amount of discovery permissible in said arbitration preferably limiting such discovery-up to thirty (30) days.

7.2 The Decision of the Arbitration Tribunal shall be binding on the parties, and such Decision shall be enforceable in any Court having jurisdiction of the party against whom any such Decision or Award is granted.

                                  ARTICLE VIII

                         OWNERSHIP AND USE OF TRADEMARKS

8.1 DICON'S trademark "DRYZ" is shown at EXHIBIT A, and applications for U.S. Trademark Registrations thereon have or are being filed.

8.2 (a) As and for a consideration for the terms and conditions of the present Agreement, RSI shall use the "DRYZ" trademark as shown herein on both the RSI SPONGE PRODUCTS which include the DICON PRODUCTS, as supplied by DICON, and on and in connection with the advertising in accordance with guidelines as hereinafter set forth and any other instructions in writing from DICON to RSI.

(b) RSI agrees not to make any changes to such guidelines without the written consent of DICON. 8.3 The guidelines for the use of the trademark "DRYZ" are as follows:

(a) The "DRYZ" logo shall always be used by RSI in the manner shown in EXHIBIT A attached. RSI during such use shall not modify or change the logo in any manner and shall maintain the proportions as shown in EXHIBIT A in both size, arrangement and color provided further when the "DRYZ" trademark is used in printing or media of any other type RSI agrees to furnish a copy thereof to DICON for review and within three (3) days of the receipt of such copy, if DICON shall fail to object thereto, then such use shall deemed to comply with the object and purpose of this paragraph.

(b) The "DRYZ" trademark shall only be used on and in connection with those RSI SPONGE PRODUCTS, which include DICON PRODUCTS as, supplied by DICON, and such RSI SPONGE PRODUCTS shall, as a minimum, bear the mark "DRYZ" on the packaging in the manner approved and agreed to by the parties.

(C) RSI shall maintain the integrity of the "DRYZ" trademark at all times and shall not use the trademark in juxtaposition with any other trademarks during its advertising, marketing, promotion, offering for sale and sale of the RSI SPONGE PRODUCTS in the fields of use as described in Paragraph 2.1.

(d) RSI acknowledges that the use of the "DRYX" trademark on and in connection with the marketing, promotion, advertising, offering for sale and sale of the RSI SPONGE PRODUCTS shall inure to the benefit of DICON, and RSI agrees on written request from DICON to supply information and proof to DICON showing how it utilizes the "DRYZ" trademark on and in connection with any actions taken by DICON for the preservation, renewal and continuation of such trademark rights and, if necessary, testimony in any suit or administration proceedings, provided the reasonable expenses therefore are paid by DICON.

(e) RSI shall indicated during the use of the "DRYZ" trademark as provided herein, by a legend or other suitable indicia, that "DRYZ" is a registered trademark of DICON.

(f) DICON shall have the right to reasonably modify the above guidelines by a sixty (60) day notice in writing to RSI. (g) Except as provided herein, RSI agrees for the United States, and all foreign countries of the world, not to adopt, use, apply to register, obtain or acquire any trademark or registration for a trademark, service mark or to use any business name which is identical to or similar or substantially similar to the DICON trademark "DRYX" or the business name DICON, nor to aid and abet any third parties to adopt any such trademark or business name or to obtain any registration thereon in the United States and all foreign countries of the world, and this limitation and restriction shall survive termination of this Agreement for any reason. 8.4 DICON and DICON'S affiliates and agents shall not use the English or any translation of any trademarks, trade names, brand names, front marks, labels or package designs of RSI, or any names, marks, labels or package designs similar thereto, except in accordance with this Agreement. DICON acknowledges that no right, title or interest in or to any trademark, trade name, brand name, front mark, and label or package design of RSI is conferred by virtue of this Agreement. DICON may not sue, adopt, register or attempt to register as a trademark any word, symbol or emblem which is identical or similar to any of the trademarks, trade names, brand names, front marks, labels, package designs, business names or corporate names or part thereof of RSI, whether during the continuance of this Agreement or after its termination, howsoever arising. DICON agrees to cooperate freely with the registration of any new trademark or trade names by RSI. This provision shall survive the expiration of termination of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1 (a) RSI, on behalf of itself, its officers, directors and employees, acknowledges and agrees that they do not have and that they will not hold themselves or either of them out as having any right, power or authority to create any contract or obligation, expressed or implied, on behalf of or in the name of or binding upon DICON and that no other relationship than that of VENDOR-VENDEE is established by reason of the making of this Agreement.

(b) DICON, on behalf of itself, its officers, directors and employees, acknowledges and agrees that they do not have and that they will not hold themselves or either of them out as having any right, power or authority to create any contract or obligation, expressed or implied on behalf of or in the name of or binding upon RSI and that no other relationship than that of VENDOR-VENDEE is established by reason of the making of this Agreement.

9.2 All notices to be sent under the terms of this Agreement by either of the parties to the other shall be in writing and shall be sent first-class registered mail or express mail to the address stated herein or to any later address either party shall specify in writing to the other party, and such notice shall start with the official stamp date on such notice.

9.3 This Agreement shall be assignable or transferable to a financially responsible successor to the RSI business relating to this portion of its product line provided that such successor shall execute a suitable notation in writing agreeing to be bound by the terms and conditions of this Agreement.

9.4 This Agreement shall be binding on and inure to the benefit of DICON, its assigns, successors and legal representatives and to RSI, its permitted assigns, successors and legal representatives. 9.5 This Agreement constitutes the entire Agreement and understating between the parties and supersedes all prior agreements and understandings with respect to the right granted hereunder. No modifications, changes or waivers of any of the terms and conditions subsequent to the execution of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against whom such modification, change or waiver is sought to be enforced.

9.6 If any part or section of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, such parts or sections shall be inoperative and shall not affect the validity or enforceability of the remaining parts, terms and conditions of this Agreement.

9.7 This Agreement shall be governed by the laws of the State of New Jersey and of the United States as to all matters of interpretation, performance, remedies and enforceability insofar as such law is existent and can or will be applied in the jurisdiction on any matter in dispute under the terms and conditions of this Agreement.

                               SEPARATE LAST PAGE

                      ALL SIGNATURES AND DRYZ LOGO ON FILE

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed by their authorized representative and the effective date of this agreement to be the date first above set forth.

Signed at Fairlawn, New Jersey
On this 11st day of January, 2001

                       H.H. BROWN SHOE TECHNOLOGIES, INC.
                            D/B/A/ DICON TECHNOLOGIES

                        By  /s/Wayne Celia
                            WAYNE CELIA, VICE PRESIDENT

Signed at Fairlawn, New Jersey
On this 11st day of January, 2001


                       RSI ENTERPRISES, INC.

                        By  /s/Michael Metter
                            MICHAEL L. METTER, PRESIDENT

                                    EXHIBIT A



{LOGO WAS HERE}                              {LOGO WAS HERE}



Minimum Logo Size:      112" W X 3/8" H
Logo Colors:            Circular Arrows: Pantone 320
                        DRYZ Letters: Pantone 320
                        Inside Fill/Background: Pantone 129

                                    EXHIBIT B

                                    WARRANTY

      Dicon Technologies warrants that its products are made from the hydrophilic family of urethane foams and that the formulations and compositions of these foams will adhere as closely as possible to the description in the DICON issued Patents and pending applications and that it shall contain superabsorbent polymers intended to provide the basic DICON principle of holding water in the foam formulations and compositions and the DICON PRODUCTS shall be of the same quality as the samples furnished. Dicon Technologies reserves the right to vary all formulations and compositions of the foam materials to take advantage of mechanical, chemical and formulation advancements in order to pursue the highest quality potential of its products. Dicon Technologies also reserves the right to make variations, under its own authority and notification, regarding any advancements that are clearly important to further the marketing potential of the foam formulations and compositions through Dicon Technologies' licensees and other parties in privity with Dicon Technologies.

FURTHER, IN NO EVENT SHALL DICON BE LIABLE FOR CONSEQUENTIAL OR ANY OTHER INDIRECT DAMAGES ARISING FROM THE SHIPMENT AND/OR THE SUPPLYING OF DICON PRODUCTS HEREUNDER BY DICON TO RSI.

                                    EXHIBIT C

                            PRODUCTION SPECIFICATIONS

PRODUCT      GAUGE             DUROMETER             DENSITY
-------      -----             ---------             -------


Colors:

                                    EXHIBIT D

                          TERMS AND CONDITIONS OF SALE

      On all purchase orders for RSI SPONGE PRODUCTS entered by RSI, DICON shall invoice the same on the following terms and conditions:

      1. The pricing for the first ANNUAL PERIOD on RSI SPONGE PRODUCTS shipped by DICON to RSI shall be as set forth herein at Article III, paragraph 3.2(c).

      2. Subject to paragraph 3.3(c), the pricing for the second ANNUAL PERIOD and successive ANNUAL PERIODS thereafter shall be the same as the first ANNUAL PERIOD.